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                                                                   EXHIBIT 10.36

                                                                    [SIPEX LOGO]

March 26, 2004

Mr. Ray Wallin
15288 Peach Hill Road
Saratoga, CA 95070

Dear Ray:

It is a pleasure to extend an offer of employment to join Sipex Corporation in the position of Senior Vice President of Finance and Chief Financial Officer reporting to Walid Maghribi, President and CEO of Sipex Corporation. Your total base compensation package would be $3846.15/wk. ($200,000 annualized). In accordance with our compensation plan, your performance and salary will be reviewed on an annual basis. We will recommend to the Board of Directors that you be issued 200,000 stock options at the fair market value at the time of issuance (the "Option"). The Option will be issued in accordance with our Stock Option Policy. This offer is contingent upon the successful completion of a satisfactory background check.

In the event your employment with the Company terminates other than voluntarily by you or by the Company other than for "Cause" (as defined herein) and provided that you sign and do not revoke a standard release of claims with the Company, then (i) all vesting of the Option will terminate immediately and all payments of compensation by the Company to you hereunder will terminate immediately (except as to amounts already earned), and (ii) you shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to your Base Salary rate, as then in effect, for a period of six (6) months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll polices.

In the event you terminate your employment with the Company voluntarily or the Company terminates your employment for "Cause," then (i) all vesting of the Option will terminate immediately and all payments of compensation by the Company to you hereunder will terminate immediately (except as to amounts already earned) and (ii) you will not be eligible for any severance benefits unless otherwise specifically agreed to by the Company.

For the purposes of this letter, "Cause" is defined as (i) an act of material dishonesty made by you in connection with your responsibilities as an employee,
(ii) your conviction of, or plea of nolo contendere to, a felony, (iii) your gross misconduct, or (iv) your continued substantial violation of your employment duties after you have received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that you have not substantially performed your duties.

Notwithstanding the foregoing, in the event your employment with the Company terminates for "Good Reason" in connection with a "Change of Control" (as defined herein) that occurs within two (2) years of the Effective Date or in the event that the Company shall terminate your employment other than for Cause during such period, you shall be entitled to (i) receive continuing payments (less applicable withholding taxes) at a rate equal to your Base Salary rate, as then in effect, for a period of six (6) months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll polices; and (ii) 50% of the shares subject to the Option shall vest and become exercisable. In the event your employment with the Company terminates for "Good Reason" in connection with a "Change of

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Control" that occurs more than two (2) years after the Effective Date you shall be entitled to (i) receive continuing payments (less applicable withholding taxes) at a rate equal to your Base Salary rate, as then in effect, for a period of six (6) months from the date of termination, to be paid periodically in accordance with the Company's normal payroll policies; and (ii) 100% of any unvested shares of any option shall vest and become exercisable until the earlier of (i) the original term of the option or (ii) twelve (12) months from the date of termination For the purposes of this letter, "Good Reason" shall mean any of the following without your written consent: (i) any material diminution or material change in your position with the Company, (ii) a material reduction by the Company in your base salary, (iii) a material reduction in the aggregate program of employee benefits and perquisites to which you are entitled, and (iv) a required relocation by more than 50 miles from Sipex headquarter.

For the purposes of this letter, "Change of Control" of the Company is defined as; (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13-d3 under said Act), directly or indirectly, of securities of the Company representing sixty percent (60%) or more of the total voting power represented by the Company's then outstanding voting securities; or
(ii) a change in the composition of the Board occurring within two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" will mean Directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of the directors to the Company); or (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into the voting securities of the surviving entity) more than sixty percent (60%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets. Notwithstanding the foregoing, a "Change of Control" shall not include any transaction or series of transactions involving the Company's issuance of any equity or debt securities to third parties for capital raising purposes.

Employment at Sipex Corporation will provide you with the opportunity to participate in the employee fringe benefit program which includes your choice of a medical and dental insurance program, term life insurance, disability income, a tax deferred investment program (40IK), Employee Stock Purchase Plan and paid holiday and vacation plans. A Benefits Choices booklet is enclosed which summarizes your benefits. Complete details on the plans will be available when you sign up for benefits on your first day. If I can provide you with further information regarding the position or the fringe benefits, please feel free to contact me.

We are confident of the valuable contribution you will make toward the future success of Sipex Corporation and we look forward to your joining us as soon as possible. Please sign, date and return the original of the enclosed letter confirming your concurrence with the terms of our offer as outlined above, and indicating your start date. This offer is effective for three days from the date of this letter. On your first day of work, please bring with you evidence of your U.S. citizenship or proof of your legal right to live and work in this country. We are required by federal law to examine documentation of your employment eligibility within three days after you begin work.

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This letter is not an employment agreement and does not constitute a guarantee or promise of employment, it being your and our agreement, that you shall, at all times, remain an employee at will and that your employment may be terminated at any time by either the Company or you. This letter (a duplicate original is enclosed for your records) along with any agreements relating to proprietary rights between you and Sipex Corporation sets forth the terms of your employment with Sipex Corporation and supersedes any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by written agreement, signed by you and Sipex Corporation.

Sincerely,

/s/ Walid Maghribi
Walid Maghribi
Sipex Corporation
President and Chief Executive Officer

I understand and accept the terms of this employment offer.

/s/ Ray Wallin                         Date:  3/31/04
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Ray Wallin

                                              4/5/04
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                                       Effective Start Date